Exhibit 16.1

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE: Excellency Realty Investment Trust, Inc.
Commission File No. 000-50675

Commissioners:

We have read the statements made by Excellency Realty Investment Trust, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A of Excellency Realty Investment Trust, Inc. dated June 6, 2008. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
June 11, 2008

6100 Glades Road ● Suite 314 Boca Raton, Florida 33434 Telephone: 561.487.5765 Facsimile: 561.487.5766	1925 Century Park East ● Suite 1120 Los Angeles, California 90067 Telephone: 310.601.2200 Facsimile: 310.601.2201 www.cpaweinberg.com	Room 2707, 27/F Shui On Centre ● 6-8 Harbour Road Wanchai, Hong Kong, P.R.C. Telephone: 852-2780-7231 Facsimile : 852-2780-8717